Exhibit 10.5

INITIAL PORTFOLIO AGREEMENT

AMONG

iSTAR INC.,

SAFETY, INCOME AND GROWTH, INC.

AND

SAFETY INCOME AND GROWTH OPERATING PARTNERSHIP LP

DATED: June 27, 2017

LIST OF DEFINED TERMS

Page No.

Agreement	1
Business Day	1
Closing	1
Closing Date	1
Contributed Entities	1
Contributed Interests	2
Contribution	2
Effective Date	2
Environmental Law	2
Governmental Authority	2
Hazardous Materials	2
IPO	2
iStar	2
iStar Material Adverse Effect	2
iStar’s Representatives	8
Laws	2
Leases	2
Liens	2
Operating Partnership	3
Permitted Liens	3
Properties	3
Registration Statement	3
Safety	3
Safety Common Stock	3
SEC	3
Survival Period	8
Tax	3
Tax Return	3
Trading Day	3
Value	4

iii

INITIAL PORTFOLIO AGREEMENT

This Initial Portfolio Agreement (this “Agreement”) is made and entered into by and among iStar, Safety and the Operating Partnership.

RECITALS

A.                                    Defined terms are indicated by initial capital letters.  Defined terms shall have the meanings set forth herein, whether or not such terms are used before or after the definitions are set forth.

B.                                    Safety intends to conduct the IPO;

C.                                    On December 1, 2016, iStar contributed the Contributed Interests to the Operating Partnership.  iStar has agreed to make certain representations and warranties regarding the Contributed Interests and the Properties to Safety and the Operating Partnership in connection with the IPO;

D.                                    Through a series of transactions that occurred between December 1, 2016 and April 14, 2017, iStar received total consideration valued at $340.0 million in respect of the Contributed Interests, which it confirms is adequate consideration for its agreements hereunder; and

E.                                     A wholly-owned subsidiary of iStar has been the external manager of Safety since April 1, 2014.

NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, iStar, Safety and the Operating Partnership agree as follows:

ARTICLE 1
BASIC INFORMATION

1.1                               Certain Basic Terms.  The following defined terms shall have the meanings set forth below:

1.1.1         “Business Day”:  A day on which banks in New York City are open for business.

1.1.2         “Closing”:  The closing of the IPO.

1.1.3         “Closing Date”:  The date of the Closing.

1.1.4         “Contributed Entities”:  The limited liability companies and limited partnerships listed in Exhibit A hereto.

1.1.5         “Contributed Interests”:  All of the issued and outstanding limited liability company and limited partnership interests in the Contributed Entities.

1.1.6         “Contribution”:  The contribution of the Contributed Interests by iStar to the Operating Partnership effected as of December 1, 2016.

1.1.7         “Effective Date”:  The effective date of the Registration Statement.

1.1.8         “Environmental Law”:  any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other governmental directives or requirements, as well as common law, relating to the protection of human health or the environment, Hazardous Materials, liability for, or costs of, other actual or threatened danger to human health or the environment.

1.1.9         “Governmental Authority”:  any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

1.1.10  “Hazardous Materials”:  “Hazardous Material,” “Hazardous Substance,” “Pollutant or Contaminant,” and “Petroleum” and “Natural Gas Liquids,” as those terms are defined or used in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible materials, and infectious materials.

1.1.11  “IPO”:  The initial underwritten public offering of Safety Common Stock.

1.1.12  “iStar”:  iStar Inc., a Maryland corporation

1.1.13  “iStar Material Adverse Effect”:  a material adverse effect on the assets, business, financial condition or results of operation of iStar and its consolidated subsidiaries, taken as a whole.

1.1.14  “Laws”:  laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies of any Governmental Authority.

1.1.15  “Leases”:  means the master lease and ground leases listed in Exhibit B hereto, as amended from time to time.

1.1.16  “Liens”:  all pledges, claims, security interests, liens, charges, restrictions, controls, easements, rights of way, exceptions, reservations, leases, licenses, grants, covenants and conditions, encumbrances and security interests of any kind or nature whatsoever.

1.1.17  “Operating Partnership”:  Safety Income and Growth Operating Partnership LP, a Delaware limited partnership.

1.1.18  “Permitted Liens”:  (i) Liens for non-delinquent Taxes; (ii) zoning and other Laws generally applicable to the districts in which the Properties are located; (iii) easements for public utilities, encroachments, rights of access and/or other non-monetary matters that do not materially interfere with the use of the Properties; (iv) Liens arising in the ordinary course of business; (v) Liens securing indebtedness described in the Registration Statement; (vi) rights of tenants under leases and those claiming by, through or under such tenants, (vii) rights of lessors under ground and other leases of portions of the Properties; and (viii) any exceptions contained in the title policies relating to the Properties as of the Closing Date.

1.1.19  “Properties”:  The assets of the Contributed Entities, including their right, title and interest in the Leases and the real properties listed in Exhibit C hereto; provided, however, that for the avoidance of doubt, the term Properties shall not include any buildings or other improvements or any property (real or personal), fixtures, furniture or equipment on, in, adjacent to or appurtenant to, the real properties listed in Exhibit C hereto, that are owned by the lessees under the Leases or other third parties.

1.1.20  “Registration Statement”:  The registration statement on Form S-11 filed by Safety with the SEC registering Safety Common Stock to be sold in the IPO.

1.1.21  “Safety”:  Safety, Income and Growth, Inc., a Maryland corporation.

1.1.22  “Safety Common Stock”:  Common Stock, $0.01 par value per share, of Safety.

1.1.23  “SEC”:  The United States Securities and Exchange Commission.

1.1.24  “Tax”:  All applicable U.S. federal, state, local and foreign income, gross receipts, property, withholding, sales, use, transfer, unclaimed property, franchise, payroll, employment, excise, stamp, environmental and other taxes, tariffs or other governmental charges of any nature whatsoever, including estimated taxes, together with penalties, interest or additions to Tax with respect thereto, whether disputed or not.

1.1.25  “Tax Return”:  Any return, statement, schedule, declaration, claim for refund, document or form filed or required to be filed with respect to Taxes, including any amendment, attachment and supplement thereof.

1.1.26  “Trading Day”:  A day during which trading in securities generally occurs on the New York Stock Exchange or, if the Safety Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Safety Common Stock is then listed or, if the Safety Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Safety Common Stock is then traded.  If the Safety Common Stock is not so listed or traded, “Trading Day” means a Business Day.

1.1.27  “Value”:  On any date of determination with respect to a share of Safety Common Stock, the average of the daily Market Prices (as defined below) for 10 consecutive Trading Days immediately preceding the date of determination.  The term “Market Price” on any date shall mean the Closing Price (as defined below) for a share of Safety Common Stock on such date.  The “Closing Price” on any Trading Day shall mean the last sale price for Safety Common Stock, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal national securities exchange on which Safety Common Stock is listed or admitted to trading or, if Safety Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal other automated quotation system that may then be in use or, if Safety Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in Safety Common Stock selected by the board of directors of Safety or, in the event that no trading price is available for Safety Common Stock, the fair market value of the Safety Common Stock, as determined in good faith by the board of directors of Safety.

1.2                               Notice Addresses:

iStar:	iStar Inc.
1114 Avenue of the Americas
39th Floor
New York, New York 10036
Attention:	Chief Legal Officer
Copy:	General Counsel
Telephone:	212-930-9400
Facsimile:	212-930-9494
E-mail:	nmatis@iStar.com

Operating Partnership:	Safety, Income and Growth, Inc.
1114 Avenue of the Americas
New York, NY 10036
Attention:	Mary-Beth Roselle, Esq.
Telephone:	212-930-9481
Facsimile:	212-930-9494
E-mail:	mroselle@istar.com

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.1                               iStar’s Representations and Warranties.  iStar represents and warrants to Safety and the Operating Partnership that:

2.1.1                     Organization and Authority.  iStar and each of the Contributed Entities is validly existing, and in good standing in the state in which it was formed.  At the time of the Contribution, iStar had the full right and authority, and had obtained any and all material consents required, to contribute the Contributed Interests to the Operating Partnership.  iStar has the full right and authority to enter into this Agreement.  This Agreement has been authorized and executed by iStar, and constitutes the valid and binding obligation of iStar, enforceable in accordance with their terms.

2.1.2                     Pending Actions.  To iStar’s Knowledge, there is and has been no action or proceeding pending or threatened against iStar or relating to the Contributed Entities, the Contributed Interests or the Properties, which challenges or impairs iStar’s ability to effect to Contribution or to execute and deliver this Agreement or to perform its obligations under this Agreement.

2.1.3                     Notices from Governmental Authorities.  To iStar’s Knowledge, iStar has not received from any Governmental Authority written notice of any material violation of any Laws applicable (or alleged to be applicable) to the Contributed Entities, the Contributed Interests or, to the extent compliance is not the responsibility of the tenant under a Lease, the Properties, or any part thereof, that has not been corrected.

2.1.4                     Ownership of Contributed Interests.  iStar was the owner of the Contributed Interests at the time of Contribution and the transfer of the Contributed Interests to the Operating Partnership was made free and clear of any Liens (other than Permitted Liens). Except as provided for or contemplated by this Agreement or any other agreements referenced herein, there are no, and, as of the Closing, there will not be any, rights, subscriptions, warrants, options, conversion rights, preemptive rights, agreements, instruments or understandings of any kind outstanding entitling any person to acquire any equity interests in the Contributed Entities, except pursuant to Permitted Liens.

2.1.5                     Taxes.

(a)                                 Each Contributed Entity has timely filed all Tax Returns required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so) in accordance with all applicable Laws. All such Tax Returns are correct and complete in all material respects, and each Contributed Entity has paid (or had paid on its behalf) all Taxes required to be paid by it (whether or not shown on such Tax Returns), and no deficiencies for any Taxes have been proposed, asserted or assessed in writing against any Contributed Entity, and no requests for waivers of the time to assess any such Taxes are pending and no such waivers have been granted.

(b)                                 There are no Liens as a result of any delinquent Taxes (that are not the responsibility of tenants under the Leases) upon any of the assets of the Contributed Entities.

(c)                                  Except as would not reasonably be expected to have an iStar Material Adverse Effect, there are no pending or, to iStar’s Knowledge, threatened audits, assessments or other actions for or relating to a liability in respect of income or non-income Taxes of any Contributed Entity.

(d)                                 Each Contributed Entity is classified as a partnership for U.S. federal income tax purposes.

2.1.6                     No Violation.  None of the Contribution, or the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under, (a) the organizational documents of iStar or any Contributed Entity, (b) any agreement, document or instrument to which iStar or any Contributed Entity is a party or by which iStar or any Contributed Entity are bound or (c) any term or provision of any judgment, order, writ, injunction, or decree binding on iStar or any Contributed Entity (or its Properties), except, in the case of clause (b) and (c), any such breaches or defaults that would not reasonably be expected to have an iStar Material Adverse Effect.

2.1.7                     Solvency.  iStar has been solvent at all times prior to the Contribution. No bankruptcy or similar insolvency proceeding has been filed or is currently contemplated by any Contributed Entity.

2.1.8                     Properties.

(a)                                 The real Properties listed on Exhibit C are owned directly, in fee simple, by the Contributed Entities shown on such Exhibit or their direct or indirect wholly owned subsidiaries, except that a portion of the Doubletree Seattle Airport Property is leased to the Contributed Entity that owns such Property as described in the Registration Statement.  Each Contributed Entity is insured under a policy of title insurance as the owner of the fee simple or leasehold estate of such real Property, in each case free and clear of all Liens except for Permitted Liens. Prior to the Closing Date, iStar shall not take or omit to take any action to cause any Lien to attach to any Contributed Interests or any Property, except for Permitted Liens.

(b)                                 Except for matters that would not, individually or in the aggregate, have an iStar Material Adverse Effect, (i) no Contributed Entity and no other party to a Lease has given or received any notice of default with respect to any term or condition of any such Lease that remains uncured, which default, if not timely cured, would permit, subject to expiration of applicable cure periods, application of leasehold mortgagee cure rights and giving of required notices, termination of the related Lease, set off of material amounts under the related Lease or, in the case of a default by the tenant, termination of the tenant’s right to possession of the related leased premises, (ii) no event has occurred or has been threatened in writing, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any Lease that, if not timely cured would permit, subject to expiration of applicable cure periods, application of leasehold mortgagee cure rights and giving of required notices, termination of the related Lease, set off of material amounts under the related Lease or, in the case of a default by the tenant, termination of the tenant’s right to possession of the related leased premises, or would, individually or together with all such other events, reasonably be expected to cause the acceleration of any material obligation of any party thereto or the creation of a Lien upon any asset of any Contributed Entity, except for Permitted Liens, and (iii) each of the Leases is in full force and effect, and constitutes the legal, valid and binding obligation of the applicable Contributed Entity, and to iStar’s Knowledge, each other party thereto, enforceable against each Contributed Entity, and to iStar’s Knowledge, each other party thereto, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  Except as set forth in the Leases, no Contributed Entity has granted an option or right of first refusal or offer pursuant to the Leases with respect to the sale of any Property.

(c)                                  To iStar’s Knowledge, except as previously disclosed to Safety or the Operating Partnership, no tenant under a Lease is presently the subject of any voluntary or involuntary bankruptcy or insolvency proceedings, except for matters that would not, individually or in the aggregate, reasonably be expected to have an iStar Material Adverse Effect.

2.1.9                     Environmental Matters.  Except for matters that would not, individually or in the aggregate, reasonably be expected to have an iStar Material Adverse Effect (a) each Contributed Entity is in compliance with all applicable Environmental Laws, (b) neither iStar nor any Contributed Entity has received within the past three years any written notice from any Governmental Authority or third party alleging that any Contributed Entity or Property is not in compliance with applicable Environmental Laws, and (c) there has not been a release of Hazardous Materials on any Property that would require investigation or remediation under applicable Environmental Laws. The representations and warranties contained in this Section 2.1.9 constitute the sole and exclusive representations and warranties made by iStar concerning environmental matters.

2.1.10              Broker.  None of iStar or any Contributed Entity, or any of their managing members, members, partners, general partners, officers directors or employees, to the extent applicable, has entered into any agreement with any broker, finder, or similar agent of any person or firm that will result in the obligation of Safety, the Operating Partnership or any of their affiliates to pay any finder’s fees, brokerage fees or commissions or similar payment in connection with the Contribution or the transactions contemplated by this Agreement.

IN NO EVENT SHALL iSTAR’S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, MEMBERS, MANAGERS, OWNERS OR AFFILIATES, ANY OFFICER, MANAGER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTIES, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE, OTHER THAN SAFETY’S AND THE OPERATING PARTNERSHIP’S LIABILITIES FOR BREACH OF THIS AGREEMENT.

2.1.11              No Other Representations or Warranties.  Other than the representations and warranties expressly set forth in this Article 2, iStar shall not be deemed to have made any other representation or warranty to Safety or the Operating Partnership in connection with the Contribution, this Agreement or the transactions contemplated hereby.

2.2                               Safety and Operating Partnership’s Representations and Warranties.  Safety and the Operating Partnership, jointly and severally, represent and warrant to iStar that:

2.2.1                     Organization and Authority.  The Operating Partnership is validly existing as a limited liability in good standing in the State of Delaware.  Safety is validly existing as a corporation in good standing under the laws of Maryland.  The Operating Partnership has the full right and authority and has obtained any and all consents required to enter into this Agreement.  This Agreement has been authorized and properly executed by the Operating Partnership, and constitutes, as appropriate, the valid and binding obligation of the Operating Partnership, enforceable in accordance with their terms.

2.2.2                     Pending Actions.  To Safety’s and the Operating Partnership’s Knowledge, there is no action or proceeding pending or threatened against Safety or the Operating Partnership which challenges or impairs Safety’s or the Operating Partnership’s ability to execute or perform its obligations under this Agreement.

IN NO EVENT SHALL SAFETY’S OR THE OPERATING PARTNERSHIP’S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, MEMBERS, MANAGERS, OWNERS OR AFFILIATES, ANY OFFICER, MANAGER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CONTRIBUTED ENTITY INTERESTS OR THE PROPERTIES, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE, OTHER THAN ISTAR’S LIABILITIES FOR ITS BREACH OF THIS AGREEMENT.

ARTICLE 3
SURVIVAL; INDEMNITY

3.1                               Survival of Representations, Warranties and Covenants.  The representations and warranties set forth in Article 2 are made as of the Effective Date and the Closing Date, and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of 12 months (the “Survival Period”).  All covenants set forth in this Agreement shall survive the Closing indefinitely and shall not be deemed to be merged into or waived by the instruments of Closing.  Terms such as “to iStar’s Knowledge,” “to the best of iStar’s Knowledge” or like phrases mean the actual knowledge of Jay Sugarman, Nina Matis and Geoffrey Jervis (“iStar’s Representatives”), without any duty of inquiry or investigation; provided that so qualifying iStar’s knowledge shall in no event give rise to any personal liability on the part of iStar’s Representatives, or any of them, or any other officer or employee of iStar, on account of any breach of any representation or warranty made by iStar herein.  Said terms do not include constructive knowledge, imputed knowledge, or knowledge iStar or such persons do not have but could have obtained through further investigation or inquiry.  No broker, agent, or party other than iStar is authorized to make any representation or warranty for or on behalf of iStar.  Each party shall have the right to bring an action against the other on the breach of a representation or warranty or covenant hereunder or in the documents delivered by iStar at the Closing, but only on the following conditions:  (1) the party bringing the action for breach first learns of the breach after Closing and, in the case of a claim for breach of representatives or warranties, files such action within the Survival Period and (2) neither party shall have the right to bring a cause of action for a breach of a representation or warranty or covenant unless the damage to such party on account of such breach (individually or when combined with damages from other breaches) equals or exceeds the greater of (a) 4.5% of the indemnity cap or (b) $250,000, and then only to the extent of such excess.  Neither party shall have any liability after Closing for the breach of a representation or warranty or covenant hereunder of which the other party hereto had knowledge as of Closing.  Notwithstanding any other provision of this Agreement, any agreement contemplated by this Agreement, or any rights which Safety, the Operating Partnership might otherwise have at law, equity, or by statute, whether based on contract or some other claim, Safety, the Operating Partnership agree that:  (i) any liability of iStar to Safety, the Operating Partnership and their affiliates will be limited to $5,100,000; and (ii) iStar may satisfy any liability to Safety, the Operating Partnership and their affiliates in full by delivering (a) a number of shares of Safety Common Stock equal to the total liability of iStar divided by the Value of the Safety Common Stock on the date that is three Trading Days prior to, but excluding, the date on which Safety and the Operating Partnership notified iStar in writing of the claims that resulted in the liability; (b) a cash lump sum; or (c) a combination of cash and Safety Common Stock valued in accordance with subclause (a).  In no event shall either party be liable to the other party for incidental, consequential, or punitive damages as a result of the breach of any or all representations or warranties set forth in this Agreement.  The provisions of this Section 3.1 shall survive the Closing.

3.2                               Survival.  The terms and conditions of this Article 3 shall expressly survive the Closing, and shall not merge with the provisions of any closing documents.

Safety and the Operating Partnership acknowledge and agree that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that iStar would not have agreed to the Contribution and the other transactions contemplated hereby without the disclaimers and other agreements set forth herein.

ARTICLE 4
MISCELLANEOUS

4.1                               Parties Bound; Assignment.  This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto.  Safety and the Operating Partnership may assign their rights under this Agreement upon the following conditions:  (a) the assignee must be an entity controlling, controlled by, or under common control with Safety, (b) the assignee shall assume all obligations of Safety and the Operating Partnership hereunder, but Safety and the Operating Partnership shall remain, jointly and severally, primarily liable for the performance of their obligations, and (c) a copy of the fully executed written assignment and assumption agreement shall be delivered to iStar at least five (5) Business Days prior to Closing.

4.2                               Headings.  The article, section, subsection, paragraph and/or other headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

4.3                               Invalidity and Waiver.  If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.  The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

4.4                               Governing Law.  This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the laws of the state New York.

4.5                               Survival.  The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing (other than any unfulfilled closing conditions which have been waived or deemed waived by the other party) shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

4.6                               Entirety and Amendments.  This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property.  This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.  All Exhibits hereto are incorporated herein by this reference for all purposes.

4.7                               Notices.  All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Section 1.2.  Any such notices shall, unless otherwise provided herein, be given or served (a) by depositing the same in the United States mail, postage paid, certified and addressed to the party to be notified, with return receipt requested, (b) by overnight delivery using a nationally recognized overnight courier, (c) by personal delivery, or (d) by facsimile transmission during normal business hours with a confirmation copy delivered by another method permitted under this Section 4.7.  Notice given in accordance herewith for all permitted forms of notice other than by electronic mail, shall be effective upon the earlier to occur of actual delivery to the address of the addressee or refusal of receipt by the addressee.  Except for facsimile notices as described above, no notice hereunder shall be effective if sent or delivered by electronic means.  In no event shall this Agreement be altered, amended or modified by electronic mail or electronic record.  A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.  Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.  Notices given by counsel to Safety and the Operating Partnership shall be deemed given by Safety and the Operating Partnership and notices given by counsel to the iStar shall be deemed given by iStar.

4.8                               Construction.  The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

4.9                               Calculation of Time Periods; Business Day.  Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a Business Day, in which event the period shall run until the end of the next day which is a Business Day.  The last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time in the state in which the Property is located.

4.10                        Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement.

4.11                        Further Assurances.  In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Contributed Interests to the Operating Partnership.

4.12                        No Third Party Beneficiary.  The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of iStar, Safety and the Operating Partnership only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

[SIGNATURE PAGES AND EXHIBITS TO FOLLOW]

SIGNATURE PAGE TO INITIAL PORTFOLIO AGREEMENT
BY AND AMONG
iSTAR INC.,
SAFETY, INCOME AND GROWTH, INC.
AND
SAFETY INCOME AND GROWTH OPERATING PARTNERSHIP LP

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

iSTAR INC.:

Date	By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
June 27, 2017	Title:	Chief Operating Officer & Chief Financial Officer

SAFETY, INCOME AND GROWTH, INC.

Date	By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
June 27, 2017	Title:	Chief Operating Officer & Chief Financial Officer

SAFETY INCOME AND GROWTH OPERATING PARTNERSHIP LP:
	By:	SIGOP GenPar LLC, its general partner

Date	By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
June 27, 2017	Title:	Chief Operating Officer & Chief Financial Officer

Signature Page to Initial Portfolio Agreement

LIST OF EXHIBITS AND SCHEDULES

A	–	Contributed Entities

B	–	Leases

C	–	Properties

EXHIBIT A

Contributed Entities

(Attached)

A-1

EXHIBIT B

Leases

(Attached)

B-1

EXHIBIT C

Real Properties

(Attached)

C-1